Exhibit 23—Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Universal Forest Products, Inc. and subsidiaries of our reports dated February 20, 2009, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Universal Forest Products, Inc. and subsidiaries, included in the 2008 Annual Report to Shareholders of Universal Forest Products, Inc. and subsidiaries.
We also consent to the incorporation by reference in the Registration Statement file numbers 33-81128, 33-81116, 33-81450, 333-60630, 333-88056, and 333-156596 on Form S-8 related to various employee option and incentive stock plans and Registration Statement file number 333-75278 on Form S-3 of our reports dated February 20, 2009, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Universal Forest Products, Inc. and subsidiaries, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 27, 2008.
/s/ Ernst & Young LLP
Grand Rapids, Michigan
February 24, 2009